Exhibit 99.1

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. COMPLETES ACQUISITION OF SMITH MARITIME AND SIRIUS MARITIME

NEW YORK, AUGUST 15, 2007—K-Sea Transportation Partners L.P. (NYSE: KSP) said today that it has completed its recently announced acquisition of Smith Maritime, Ltd. of Honolulu, Hawaii and Sirius Maritime, LLC of Seattle, Washington.

President and CEO Timothy J. Casey said “We are very excited about welcoming the Smith and Sirius operating teams to K-Sea.  This acquisition immediately increases our barrel-carrying capacity by 770,000 barrels, or 22% of our capacity of 3.5 million barrels at June 30, 2007.  In addition, our ongoing vessel newbuilding program, under which we have ten new tank barges under construction, will add 524,000 barrels over the next three and one-half years.

“These transactions strengthen our operations on the West Coast and also expand our geographical presence to Hawaii, thus providing a further platform for future growth.  We have also enhanced our ability to service those of our customers who have marine transportation requirements in more than one U.S. coastal market.  We believe this strengthens K-Sea’s position as a leading provider of refined petroleum products transportation services in the U.S., and expands our ability to provide reliable and efficient service to our customers.”

Contact K-Sea Transportation Partners L.P
John J. Nicola, Chief Financial Officer, 732 565-3818